UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): February 17, 2011 (February 13, 2011)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is hereby incorporated by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective February 13, 2011, to the terms of the Credit Agreement (the “Credit Agreement”), dated February 13, 2008, among Behringer Harvard Opportunity OP I, LP (“Behringer Harvard Opportunity OP”), the operating partnership of Behringer Harvard Opportunity REIT I, Inc. (the “Registrant”), together with Behringer Harvard Opportunity OP’s wholly owned subsidiaries, Behringer Harvard Bowen Road LP, a Delaware limited partnership, Behringer Harvard Whitewater, LLC, a Delaware limited liability company, Behringer Harvard Las Colinas LP, a Delaware limited partnership, Behringer Harvard Augusta LP, a Delaware limited partnership, Behringer Harvard Northpoint LP, a Delaware limited partnership, and Behringer Harvard Regency LP, a Delaware limited partnership (collectively, the “Borrowers”), with Bank of America, N.A., an unaffiliated entity, as lender and administrative agent (“Bank of America”) and other lending institutions that became a party to the Credit Agreement (collectively with Bank of America, the “Lenders”), the Borrowers entered into the Second Amendment to Credit Agreement (the “Second Amendment”).  The Second Amendment extends the maturity date of the loan from February 13, 2011 to February 13, 2012.  All other material terms remain the same.  The Second Amendment required a principal payment of $741,203 to the Lenders, resulting in an outstanding principal balance of $69.3 million.  In accordance with the extension provisions under the Credit Agreement, an extension fee of $104,011 was paid in consideration for the Lenders’ execution of the Second Amendment.

The Second Amendment is secured by a first lien on all real property assets in a collateral pool consisting of the following:

•                  Regency Center, Houston, TX

•                  12600 Whitewater, Minnetonka, MN

•                  5000 S. Bowen Road, Arlington, TX

•                  2603 Augusta, Houston, TX

•                  Northpoint Central, Houston, TX

•                  Las Colinas Commons, Irving, TX

In addition the Registrant has unconditionally guaranteed payment under the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: February 17, 2011	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer

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